                            LAM RESEARCH CORPORATION

                     PERFORMANCE-BASED RESTRICTED STOCK PLAN

                       NOTICE OF AWARD OF RESTRICTED STOCK

                                 (INITIAL AWARD)


     Unless otherwise defined herein, the terms defined in the Performance-Based Restricted Stock Plan shall have the same defined meanings in this Notice of Award.

[Participant's Name and Address]

     You have been awarded Common Stock of the Company, subject to the Company's Reacquisition Option and your ongoing status as an employee (as described in the Plan and the Restricted Stock Agreement), as follows:

     Award Number
                              --------------------
     Date of Award
                              --------------------
     Total Number of
       Shares Subject to      --------------------
       This Stock Award

     Fair Market
       Value per Share        --------------------

     By your signature and the signature of the Company's representative below, you and the Company agree that this Stock Award is awarded under and governed by the terms and conditions of the Performance-Based Restricted Stock Plan and the Restricted Stock Agreement which is attached hereto as Exhibit A-1, and both such documents are made a part of this Notice of Award. You further agree that the Restricted Stock Agreement shall be applicable to all future awards under the Plan.

PARTICIPANT:                       LAM RESEARCH CORPORATION


                                             By:
----------------------------------------        --------------------------------
Signature

                                             Title:
----------------------------------------           -----------------------------
Print Name

                            LAM RESEARCH CORPORATION

                     PERFORMANCE-BASED RESTRICTED STOCK PLAN

                       NOTICE OF AWARD OF RESTRICTED STOCK

                                (FOLLOW-ON AWARD)


     Unless otherwise defined herein, the terms defined in the Performance-Based Restricted Stock Plan shall have the same defined meanings in this Notice of Award.

[Participant's Name and Address]

     You have been awarded Common Stock of the Company, subject to the Company's Reacquisition Option and your ongoing status as an employee (as described in the Plan and the Restricted Stock Agreement), as follows:

     Award Number
                              --------------------
     Date of Award
                              --------------------
     Total Number of
       Shares Subject to      --------------------
       This Stock Award

     Fair Market
       Value per Share        --------------------


     By your signature and the signature of the Company's representative below, you and the Company agree that this Stock Award is awarded under and governed by the terms and conditions of the Performance-Based Restricted Stock Plan and the Restricted Stock Agreement, which you previously executed as a condition to acquiring Shares pursuant to receipt of your first award under the Performance-Based Restricted Stock Plan, and both such documents are made a part of this Notice of Award.

PARTICIPANT:                       LAM RESEARCH CORPORATION


                                             By:
----------------------------------------        --------------------------------
Signature

                                             Title:
----------------------------------------           -----------------------------
Print Name

                                   EXHIBIT A-1


                            LAM RESEARCH CORPORATION

                     PERFORMANCE-BASED RESTRICTED STOCK PLAN

                           RESTRICTED STOCK AGREEMENT


     Unless otherwise defined herein, the terms defined in the Performance-Based Restricted Stock Plan shall have the same defined meanings in this Restricted Stock Agreement.

     WHEREAS, the participant named in the Notice of Award (the "Participant") is an employee of the Company and a participant in the Performance-Based Restricted Stock Plan;

     WHEREAS, under the terms of the Plan, the Participant has earned an award of Restricted Stock subject to the terms and conditions of the Plan and Notice of Award, which are incorporated herein by reference, and subject to this Restricted Stock Agreement (the "Agreement");

     WHEREAS, under the terms of the Plan, the Participant may from time to time earn further awards of Restricted Stock, subject to the terms and conditions of the Plan and Notices of Award, and which stock shall be subject to this Agreement; and

     WHEREAS, the parties desire this Restricted Stock Agreement to apply to all current and future awards under the Plan;

     THEREFORE, the parties agree as follows:

     1. AWARD OF STOCK. The Company hereby awards to the Participant shares of the Company's Common Stock (the "Shares") as stated in the Notice of Award.

     2. REACQUISITION OPTION. In the event the Participant's status as an employee of the Company terminates for any or no reason (including death or Disability, but excluding Retirement) before all of the Shares are released from the Company's Reacquisition Option (see Section 3), the Company shall, upon the date of such termination (as reasonably fixed and determined by the Company) have an irrevocable, exclusive option (the "Reacquisition Option") for a period of ninety (90) days from such date to reacquire, at no cost, up to that number of shares which constitute the Unreleased Shares (as defined in Section 3). The Reacquisition Option shall be exercised by the Company by delivering written notice to the Participant or the Participant's executor (with a copy to the Escrow Holder). Upon delivery of such notice the Company shall become the legal and beneficial owner of the Shares being reacquired and all rights and interests therein or relating thereto, and the Company shall have the right to retain and transfer to its own name the number of Shares being reacquired by the Company.

     3.    RELEASE OF SHARES FROM REACQUISITION OPTION.

           (a) 100% of the Shares shall be released from the Company's Reacquisition Option on the date five (5) years from the Date of Grant, provided in each case that the Participant's status as an employee has not terminated prior to the date of any such release.

           (b) 100% of the Shares shall be released from the Company's Reacquisition Option on the date that the Participant reaches Retirement Age.

           (c) The Shares that have not yet been released from the Reacquisition Option shall be referred to herein as "Unreleased Shares."

           (d) The Shares that have been released from the Reacquisition Option shall be delivered to the Participant at the Participant's request (see
Section 5).

     4.    RESTRICTION ON TRANSFER.  Except for the escrow described in
Section 5 or the transfer of the Shares to the Company or its assignees contemplated by this Agreement, none of the Shares or any beneficial interest therein shall be transferred, encumbered or otherwise disposed of in any way until such Shares are released from the Company's Reacquisition Option in accordance with the provisions of this Agreement, other than by will or the laws of descent and distribution.

     5.    ESCROW OF SHARES.

           (a) To ensure the availability for delivery of the Participant's Unreleased Shares upon reacquisition by the Company pursuant to the Reacquisition Option, the Participant shall, upon execution of this Agreement, deliver and deposit with an escrow holder designated by the Company (the "Escrow Holder") the share certificates representing the Unreleased Shares, together with the stock assignment duly endorsed in blank, attached hereto as Exhibit A-
2. The Unreleased Shares and stock assignment shall be held by the Escrow Holder, pursuant to the Joint Escrow Instructions of the Company and Participant, attached hereto as Exhibit A-3, until such time as the Company's Reacquisition Option expires. As a further condition to the Company's obligations under this Agreement, the Agreement may require the spouse of Participant, if any, to execute and deliver to the Company the Consent of Spouse, attached hereto as Exhibit A-4.

           (b) The Escrow Holder shall not be liable for any act it may do or omit to do with respect to holding the Unreleased Shares in escrow while acting in good faith and in the exercise of its judgment.

           (c) If the Company or any assignee exercises the Reacquisition Option hereunder, the Escrow Holder, upon receipt of written notice of such exercise from the proposed transferee, shall take all steps necessary to accomplish such transfer.

           (d) When the Reacquisition Option has been exercised or expires unexercised, or a portion or all of the Shares have been released from the Reacquisition Option, the Escrow Holder shall promptly cause a new certificate to be issued for the released Shares and shall deliver the certificate to the Company or the Participant, as the case may be.

           (e) Subject to the terms hereof, the Participant shall have all the rights of a shareholder with respect to the Shares while they are held in escrow, including without limitation, the right to vote the Shares and to receive any cash dividends declared thereon. If, from time to time during the term of the Reacquisition Option, there is any stock dividend, stock split or other change in the Shares, any and all new or additional securities to which the Participant is entitled by reason of the Participant's ownership of the Shares shall be immediately subject to this escrow, deposited with the Escrow Holder and included thereafter as "Shares" for purposes of this Agreement and the Reacquisition Option.

     6. LEGENDS. The share certificate evidencing the Shares issued hereunder shall be endorsed with the following legend (in addition to any legend required under applicable state securities laws):

     THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS UPON TRANSFER AND RIGHTS OF REACQUISITION AS SET FORTH IN AN AGREEMENT BETWEEN THE COMPANY AND THE SHAREHOLDER, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.

     7.    CHANGES OF CONTROL.

           (a)   DEFINITION OF "CHANGE IN CONTROL".  For purposes of this
Section 7, a "Change in Control" means the happening of any of the following:

                 (i) When any "person," as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than the Company, a Subsidiary or a Company employee benefit plan, including any trustee of such plan acting as trustee) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the combined voting power of the Company's then outstanding securities entitled to vote generally in the election of directors; or

                 (ii) The shareholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or the shareholders of the Company approve an agreement for the sale or disposition by the Company of all or substantially all the Company's assets; or

                 (iii) A change in the composition of the Board of Directors of the Company, as a result of which fewer than a majority of the directors are Incumbent Directors. "Incumbent Directors" shall mean directors who either
(A) are directors of the Company as of the date the Plan is approved by the shareholders, or (B) are elected, or nominated for election, to the Board of Directors of the Company with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but shall not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to the Company).

           (b) EFFECT OF A CHANGE OF CONTROL. In the event of a Change of Control of the Company, then, upon the occurrence of such Change of Control, 100% of the Shares shall be released from the Company's Reacquisition Option.

     8. ADJUSTMENT OF SHARES. All references to the number of Shares and the purchase price of the Shares in this Agreement shall be appropriately adjusted to reflect any stock split, stock dividend or other change in the Shares which may be made by the Company after the date of this Agreement.

     9. TAX CONSEQUENCES. The Participant has reviewed with the Participant's own tax advisors the federal, state, local and foreign tax consequences of this investment and the transactions contemplated by this Agreement. The Participant is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. The Participant understands that the Participant (and not the Company) shall be responsible for the Participant's own tax liability that may arise as a result of the transactions contemplated by this Agreement. The Participant understands that Section 83 of the Internal Revenue Code of 1986, as amended (the "Code"), taxes as ordinary income the difference between the purchase price for the Shares and the Fair Market Value of the Shares as of the date any restrictions on the Shares lapse. In this context, "restriction" includes the right of the Company to reacquire the Shares pursuant to the Reacquisition Option. The Participant understands that the Participant may elect to be taxed at the time the Shares are purchased rather than when and as the Reacquisition Option expires by filing an election under Section 83(b) of the Code with the I.R.S. within 30 days from the date of purchase. The form for making this election is attached as Exhibit A-5 hereto.

     THE PARTICIPANT ACKNOWLEDGES THAT IT IS THE PARTICIPANT'S SOLE RESPONSIBILITY AND NOT THE COMPANY'S TO FILE TIMELY THE ELECTION UNDER
     SECTION 83(b), EVEN IF THE PARTICIPANT REQUESTS THE COMPANY OR ITS REPRESENTATIVES TO MAKE THIS FILING ON THE PARTICIPANT'S BEHALF.

     10.   GENERAL PROVISIONS.

           (a) This Agreement shall be governed by the laws of the State of California. This Agreement, subject to the terms and conditions of the Plan and the Notice of Grant, represents the entire agreement between the parties with respect to the acquisition of the Shares by the Participant. In the event of a conflict between the terms and conditions of the Plan and the terms and conditions of this Agreement, the terms and conditions of the Plan shall prevail. Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Agreement.

           (b) Any notice, demand or request required or permitted to be given by either the Company or the Participant pursuant to the terms of this Agreement shall be in writing and shall be deemed given when delivered personally or deposited in the U.S. mail, First Class with postage prepaid, and addressed to the parties at the addresses of the parties set forth at the end of this Agreement or such other address as a party may request by notifying the other in writing.

           Any notice to the Escrow Holder shall be sent to the Company's address with a copy to the other party hereto.

           (c) The rights of the Company under this Agreement shall be transferable to any one or more persons or entities, and all covenants and agreements hereunder shall inure to the benefit of, and be enforceable by the Company's successors and assigns. The rights and obligations of the Participant under this Agreement may only be assigned with the prior written consent of the Company.

           (d) Either party's failure to enforce any provision of this Agreement shall not in any way be construed as a waiver of any such provision, nor prevent that party from thereafter enforcing any other provision of this Agreement. The rights granted both parties hereunder are cumulative and shall not constitute a waiver of either party's right to assert any other legal remedies available to it.

           (e) The Participant agrees upon request to execute any further documents or instruments necessary or desirable to carry out the purposes or intent of this Agreement.

           (f) PARTICIPANT ACKNOWLEDGES AND AGREES THAT THE VESTING OF SHARES PURSUANT TO SECTION 3 HEREOF IS EARNED ONLY BY CONTINUING SERVICE AS AN EMPLOYEE AT THE WILL OF THE COMPANY (AND NOT THROUGH THE ACT OF BEING HIRED OR ACQUIRING SHARES HEREUNDER). PARTICIPANT FURTHER ACKNOWLEDGES AND AGREES THAT THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS AN EMPLOYEE FOR THE VESTING PERIOD, FOR ANY PERIOD OR AT ALL, AND SHALL NOT INTERFERE WITH PARTICIPANT'S RIGHT OR THE COMPANY'S RIGHT TO TERMINATE PARTICIPANT'S EMPLOYMENT RELATIONSHIP AT ANY TIME, WITH OR WITHOUT CAUSE.

     By Participant's signature below, Participant represents that he or she is familiar with the terms and provisions of the Plan, and hereby accepts this Agreement subject to all of the terms and provisions thereof. Participant has reviewed the Plan and this Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Agreement and fully understands all provisions of this Agreement. Participant agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under the Plan or this Agreement. Participant further agrees to notify the Company upon any change in the residence indicated in the Notice of Grant.

PARTICIPANT:                       LAM RESEARCH CORPORATION


                                             By:
----------------------------------------        --------------------------------
Signature

                                             Title:
----------------------------------------           -----------------------------
Print Name

                                   EXHIBIT A-2


                      ASSIGNMENT SEPARATE FROM CERTIFICATE



     FOR VALUE RECEIVED I, __________________________, hereby sell, assign and transfer unto ___________________________________ (__________) shares of the
Common Stock of Lam Research Corporation standing in my name of the books of said corporation represented by Certificate No. _____ herewith and do hereby irrevocably constitute and appoint ____________________________________________
to transfer the said stock on the books of the within named corporation with full power of substitution in the premises.

     This Stock Assignment may be used only in accordance with the Restricted Stock Purchase Agreement (the "Agreement") between Lam Research Corporation and the undersigned dated ______________, 19__.


Dated:                , 19
       ---------------    ---

                                        Signature:
                                                  ------------------------------







INSTRUCTIONS: Do not fill in any blanks other than the signature line. The purpose of this assignment is to enable the Company to exercise the Reacquisition Option, as set forth in the Agreement, without requiring additional signatures on the part of the Participant.

                                   EXHIBIT A-3


                            JOINT ESCROW INSTRUCTIONS


                                                                          , 19
Corporate Secretary                                         --------------    --
Lam Research Corporation


Dear                         :
    -------------------------

     As Escrow Agent for both Lam Research Corporation, a Delaware corporation (the "Company"), and the undersigned Participant of stock of the Company (the "Participant"), you are hereby authorized and directed to hold the documents delivered to you pursuant to the terms of that certain Restricted Stock Purchase Agreement (the "Agreement") between the Company and the undersigned, in accordance with the following instructions:

     1. In the event the Company and/or any assignee of the Company (referred to collectively herein as the "Company") exercises the Company's Reacquisition Option set forth in the Agreement, the Company shall give to Participant and you a written notice specifying the number of shares of stock to be reacquired, and the time for a closing hereunder at the principal office of the Company. Participant and the Company hereby irrevocably authorize and direct you to close the transaction contemplated by such notice in accordance with the terms of said notice.

     2. At the closing, you are directed (a) to date the stock assignments necessary for the transfer in question, (b) to fill in the number of shares being transferred, and (c) to deliver same, together with the certificate evidencing the shares of stock to be transferred, to the Company or its assignee pursuant to the exercise of the Company's Reacquisition Option.

     3. Participant irrevocably authorizes the Company to deposit with you any certificates evidencing shares of stock to be held by you hereunder and any additions and substitutions to said shares as defined in the Agreement. Participant does hereby irrevocably constitute and appoint you as Participant's attorney-in-fact and agent for the term of this escrow to execute with respect to such securities all documents necessary or appropriate to make such securities negotiable and to complete any transaction herein contemplated, including but not limited to the filing with any applicable state blue sky authority of any required applications for consent to, or notice of transfer of, the securities. Subject to the terms hereof, the Participant shall have all the rights of a shareholder of the Company with respect to the Shares while they are held in escrow, including without limitation, the right to vote the Shares and receive any cash dividends declared thereon. If from time to time during the term of the Reacquisition Option, there is any stock split or other change in the Shares, any and all new or additional securities to which the Participant is entitled by reason of the Participant's ownership of the Shares shall be immediately subject to this escrow, deposited with the Escrow Holder and included thereafter as "Shares" for purposes of this Agreement and the Reacquisition Option.

     4. As and when the shares are released from the Company's Reacquisition Option, you shall promptly deliver to Participant a certificate or certificates representing so many shares of stock as have been released from the Company's Reacquisition Option. Within 90 days after cessation of Participant's continuous employment by or services to the Company, or any parent or subsidiary of the Company, you shall deliver to Participant a certificate or certificates representing the aggregate number of shares held or issued pursuant to the Agreement and not acquired by the Company or its assignees pursuant to exercise of the Company's Reacquisition Option.

     5. If at the time of termination of this escrow you should have in your possession any documents, securities, or other property belonging to Participant, you shall deliver all of the same to Participant and shall be discharged of all further obligations hereunder.

     6. Your duties hereunder may be altered, amended, modified or revoked only by a writing signed by all of the parties hereto.

     7. You shall be obligated only for the performance of such duties as are specifically set forth herein and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed by you to be genuine and to have been signed or presented by the proper party or parties.
You shall not be personally liable for any act you may do or omit to do hereunder as Escrow Agent or as attorney-in-fact for Participant while acting in good faith, and any act done or omitted by you pursuant to the advice of your own attorneys shall be conclusive evidence of such good faith.

     8. You are hereby expressly authorized to disregard any and all warnings given by any of the parties hereto or by any other person or corporation, excepting only orders or process of courts of law, and are hereby expressly authorized to comply with and obey orders, judgments or decrees of any court.
In case you obey or comply with any such order, judgment or decree, you shall not be liable to any of the parties hereto or to any other person, firm or corporation by reason of such compliance, notwithstanding any such order, judgment or decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

     9. You shall not be liable in any respect on account of the identity, authorities or rights of the parties executing or delivering or purporting to execute or deliver the Agreement or any documents or papers deposited or called for hereunder.

     10. You shall not be liable for the outlawing of any rights under the statute of limitations with respect to these Joint Escrow Instructions or any documents deposited with you.

     11. You shall be entitled to employ such legal counsel and other experts as you may deem necessary properly to advise you in connection with your obligations hereunder, may rely upon the advice of such counsel, and may pay such counsel reasonable compensation therefor.

     12. Your responsibilities as Escrow Agent hereunder shall terminate if you shall cease to be an officer or agent of the Company or if you shall resign by written notice to each party. In the event of any such termination, the Company shall appoint a successor Escrow Agent.

     13. If you reasonably require other or further instruments in connection with these Joint Escrow Instructions or obligations in respect hereto, the necessary parties hereto shall join in furnishing such instruments.

     14. It is understood and agreed that should any dispute arise with respect to the delivery and/or ownership or right of possession of the securities held by you hereunder, you are authorized and directed to retain in your possession without liability to anyone all or any part of said securities until such disputes shall have been settled either by mutual written agreement of the parties concerned or by a final order, decree or judgment of a court of competent jurisdiction after the time for appeal has expired and no appeal has been perfected, but you shall be under no duty whatsoever to institute or defend any such proceedings.

     15. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit in the United States Post Office, by registered or certified mail with postage and fees prepaid, addressed to each of the other parties thereunto entitled at the following addresses or at such other addresses as a party may designate by ten days' advance written notice to each of the other parties hereto.

           COMPANY:           Lam Research Corporation



           PARTICIPANT:
                              -----------------------------------

                              -----------------------------------

                              -----------------------------------

           ESCROW AGENT:      Corporate Secretary
                              Lam Research Corporation




     16. By signing these Joint Escrow Instructions, you become a party hereto only for the purpose of said Joint Escrow Instructions; you do not become a party to the Agreement.

     17. This instrument shall be binding upon and inure to the benefit of the parties hereto, and their respective successors and permitted assigns.

     18. These Joint Escrow Instructions shall be governed by, and construed and enforced in accordance with, the laws of the State of California.

                                   Very truly yours,

                                   LAM RESEARCH CORPORATION


                                   By:
                                      ------------------------------------------


                                   Title:
                                         ---------------------------------------


                                   PARTICIPANT:


                                   ---------------------------------------------
                                             (Signature)


                                   ---------------------------------------------
                                        (Typed or Printed Name)

ESCROW AGENT:



-----------------------------------
Corporate Secretary

                                   EXHIBIT A-4


                                CONSENT OF SPOUSE


     I, ____________________, spouse of ___________________, have read and approve the foregoing Restricted Stock Agreement. In consideration of the award to my spouse, from time to time, of restricted shares of Lam Research Corporation, as set forth in the Agreement, I hereby appoint my spouse as my attorney-in-fact in respect to the exercise of any rights under the Agreement and agree to be bound by the provisions of the Agreement insofar as I may have any rights in said Agreement or any shares issued pursuant thereto under the community property laws or similar laws relating to marital property in effect in the state of our residence as of the date of the signing of the foregoing Agreement.

Dated:                , 19
       ---------------    ---


                                        ----------------------------------------

                                   EXHIBIT A-5
                          ELECTION UNDER SECTION 83(b)
                      OF THE INTERNAL REVENUE CODE OF 1986

The undersigned taxpayer hereby elects, pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended, to include in taxpayer's gross income for the current taxable year, the amount of any compensation taxable to taxpayer in connection with his receipt of the property described below:

1. The name, address, taxpayer identification number and taxable year of the undersigned are as follows:

     NAME:                    TAXPAYER:                SPOUSE:

     ADDRESS:

     IDENTIFICATION NO.:      TAXPAYER:                SPOUSE:

     TAXABLE YEAR:

2. The property with respect to which the election is made is described as follows: __________________ shares (the "Shares") of the Common Stock of Lam Research Corporation (the "Company").

3.   The date on which the property was transferred is: _________________, 19__.

4.   The property is subject to the following restrictions:

     The Shares may be reacquired by the Company, or its assignee, upon certain events. This right lapses with regard to a portion of the Shares based on the continued performance of services by the taxpayer over time.

5. The fair market value at the time of transfer, determined without regard to any restriction other than a restriction which by its terms will never lapse, of such property is:
     $_______________.

6.   The amount (if any) paid for such property is:

     $             0.00          .
      ---------------------------

The undersigned has submitted a copy of this statement to the person for whom the services were performed in connection with the undersigned's receipt of the above-described property. The transferee of such property is the person performing the services in connection with the transfer of said property.

THE UNDERSIGNED UNDERSTANDS THAT THE FOREGOING ELECTION MAY NOT BE REVOKED EXCEPT WITH THE CONSENT OF THE COMMISSIONER.

Dated:                    , 19
       -------------------    ---       ----------------------------------------
                                                                      , Taxpayer
                                        ------------------------------


The undersigned spouse of taxpayer joins in this election.

Dated:                    , 19
       -------------------    ---       ----------------------------------------
                                        Spouse of Taxpayer